UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2012

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the closing of the Put Option Agreement, as described in Item 8.01 below, on May 30, 2012, Transocean Ltd. (“Transocean”) amended its articles of association (as amended, the “Articles of Association”) to reflect the increase in Transocean’s share capital to CHF 5,607,459,735 through the issuance of 8,695,351 fully paid registered shares with a par value of CHF 15 per share.

The foregoing description of the Articles of Association does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Association as of May 30, 2012, a copy of which is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01               Other Events

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2007 by Transocean Inc. (File No. 333-75899), on October 18, 2007, a subsidiary of Transocean acquired a 50% interest in Transocean Pacific Drilling Inc. (the “Joint Venture”), a joint venture formed to operate two ultra-deepwater drillships, the Dhirubhai Deepwater KG1 and the Dhirubhai Deepwater KG2 (the “JV Rigs”). Until May 31, 2012, Quantum Pacific Management Limited (“Quantum”), a successor in interest to Pacific Drilling Limited, held the remaining 50% interest in the Joint Venture.

Pursuant to a put option and registration rights agreement among Transocean, Quantum and the Joint Venture entered into in connection with the formation of the Joint Venture (the “Put Option Agreement”), Quantum had the right to exchange its interest in the Joint Venture for an amount (the “Purchase Price”) to be paid in either Transocean shares or cash, at Quantum’s election (the “Put Option”). As previously disclosed Quantum exercised the Put Option on February 29, 2012 and elected to receive the Purchase Price in shares, net of Joint Venture Indebtedness (as defined in the Put Option Agreement). On May 31, 2012, Transocean exchanged 8,695,351 Transocean shares (the “Transocean Shares”) for Quantum’s 50% interest in the Joint Venture in satisfaction of the obligations under the Put Option Agreement.  Quantum is also due to be paid a post-closing cash working capital payment equal to 50% of the Joint Venture’s working capital as of May 31, 2012.

The issuance of the Transocean Shares was made utilizing Transocean’s authorized share capital, whereby preemptive rights were excluded, pursuant to Section 4(2) of the Securities Act of 1933, as amended, and exempt from registration with the Securities and Exchange Commission as a transaction not involving any public offering. The Put Option Agreement also grants Quantum certain registration rights with respect to the Transocean Shares and restricts Quantum’s sale or transfer of the Transocean Shares until May 29, 2013.

The foregoing description of the Put Option Agreement is not complete and is qualified by reference to the complete document, which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2007 by Transocean Inc. (File No. 333-75899) and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

3.1	Articles of Association of Transocean Ltd. as of May 30, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: June 5, 2012	By	/s/ Eric J. Christ
Eric J. Christ
Authorized Person